UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)
August 6, 2008
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Pinnacle Airlines Corp. (the “Company”) expects to report its second quarter 2008 financial results on August 11, 2008.  Although second quarter 2008 results are not yet finalized, the Company currently expects to report second quarter 2008 fully diluted earnings per share of approximately $0.28 to $0.32, excluding special charges as discussed below.  Factors affecting the quarter include continued significant increases in the Company’s fuel costs related to the pro-rate code-share operations of Colgan Air, Inc. (“Colgan”), the Company’s regional turbo-prop aircraft operating subsidiary, offset by increased operating income from Colgan’s new Q400 operations and the new CRJ-900 operations at Pinnacle Airlines, Inc. (“Pinnacle”), the Company’s regional jet operating subsidiary.  In addition, Pinnacle incurred lower-than-expected performance related penalties under its contract with Northwest Airlines for the six months ended June 30, 2008, based on improved operating performance during the second quarter.

The Company is currently analyzing two special charges.  The Company holds a $136 million par value portfolio of Auction Rate Securities (“ARS”).  Earlier in 2008, the auctions to sell ARS at par value began to fail, and a liquid secondary market has not developed. The Company has estimated the current fair value of these securities to be approximately $127.4 million.  Given the uncertainty about if or when these securities will be salable for par value, the Company has determined that the decline in the market value of these securities is other than temporary. As a result, the Company expects to recognize a non-cash other-than-temporary impairment charge of approximately $8.7 million in its second quarter results to reflect its portfolio of ARS at its estimated fair value.

Additionally, the Company is evaluating the fair value of certain intangible and tangible assets at Colgan in light of the impact of continued high fuel prices on the entire airline industry. While the results of the Company’s valuation work are still preliminary, the Company expects to record a non-cash adjustment of approximately $10.6 million related to the reduced value of Colgan’s goodwill and other intangible assets.  The Company also expects to record a charge of approximately $2.0 million related to return condition costs for Saab and Beech aircraft that it expects to return to lessors within the next six months in connection with the Company’s plans to achieveprofitability in the pro-rate code-share operations at Colgan.

This Form 8-K/A contains various forward-looking statements that are based on management's beliefs, as well as assumptions made by and information currently available to management.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements are subject to certain risks, uncertainties and assumptions, including those set forth in our filings with the Securities and Exchange Commission, which are available to investors at our website or online from the Commission.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove erroneous, actual results may vary materially from results that were anticipated or projected.  The Company does not intend to update these forward-looking statements before its next required filing with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Peter D. Hunt
Peter D. Hunt
Vice President and Chief Financial Officer
August 6, 2008

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